Exhibit 4.1

PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.
as Issuers
$650,000,000

5.700% SENIOR NOTES DUE 2034

THIRTY-THIRD

SUPPLEMENTAL

INDENTURE

Dated as of June 27, 2024

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

-i-

Section 9.06.	Execution of Supplemental Indenture for Future Subsidiary Guarantors	20
Section 9.07.	Release of Guarantee	20

ARTICLE X MISCELLANEOUS		20
Section 10.01.	Additional Amendments	20
Section 10.02.	Integral Part	20
Section 10.03.	Adoption, Ratification and Confirmation	20
Section 10.04.	Counterparts	21
Section 10.05.	Governing Law	21
Section 10.06.	Recitals; Trustee Makes No Representation; Trustee’s Rights and Duties	21

EXHIBIT A:	Form of Note
EXHIBIT B:	Form of Supplemental Indenture

-ii-

THIRTY-THIRD SUPPLEMENTAL INDENTURE dated as of June 27, 2024 (this “Supplemental Indenture”) among PLAINS ALL AMERICAN PIPELINE, L.P., a Delaware limited partnership (the “Partnership”), PAA FINANCE CORP., a wholly owned subsidiary of the Partnership and a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers have heretofore entered into an Indenture, dated as of September 25, 2002 (the “Original Indenture”), with U.S. Bank Trust Company, National Association (successor to Wachovia Bank, National Association), as trustee;

WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Debt Securities may at any time be established by the Boards of Directors of the Managing General Partner and PAA Finance in accordance with the provisions of the Original Indenture and the form and terms of such series may be established by a supplemental indenture executed by the Issuers and the Trustee;

WHEREAS, the Issuers propose to create under the Indenture a new series of Debt Securities;

WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuers have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Section 1.01.          Establishment.  There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Issuers’ 5.700% Senior Notes due 2034 (the “Notes”). Initially, there will be no Subsidiary Guarantors for the Notes.

(a)            There are to be authenticated and delivered $650,000,000 principal amount of Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes.

(b)            The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

(c)            Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for.

(d)            If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01.          Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture. The following are additional definitions used in this Supplemental Indenture:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession directly or indirectly of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Attributable Indebtedness,” when used with respect to any Sale-leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Capital Interests” means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such Person.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom: (1) all current liabilities (excluding (a) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and (b) current maturities of long-term debt); and (2) the amount, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Partnership for its most recently completed fiscal quarter, prepared in accordance with GAAP.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed, any purchase money obligation created or assumed by such Person, and any guarantee of the foregoing.

“Funded Debt” means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Guarantee” means a guarantee of the Notes given by a Subsidiary Guarantor pursuant to the Indenture, including any future obligations under Article IX hereof.

“General Partner” means PAA GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership.

“Issue Date” means the date on which the Notes are initially issued.

“Managing General Partner” means (i) Plains All American GP LLC, a Delaware limited liability company (and its successors and permitted assigns), as general partner of Plains AAP, L.P., a Delaware limited partnership (and its successors and permitted assigns), as sole member of the General Partner or (ii) the business entity with the ultimate authority to manage the business and operations of the Partnership.

“Notes” has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Notes issued on the Issue Date and any Additional Notes issued thereafter.

“Obligations” means any principal, interest, liquidated damages, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Debt.

“Pari Passu Debt” means any Funded Debt of either of the Issuers, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Funded Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Debt shall be subordinated in right of payment to the Notes.

“Partnership Agreement” means the Seventh Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., dated as of October 10, 2017, as such may be otherwise amended, modified or supplemented from time to time.

“Permitted Liens” means:

(1)            Liens upon rights-of-way for pipeline purposes;

(2)            any statutory or governmental Lien or Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction, development, improvement or repair;

(3)            the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(4)            Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by an Issuer or any Restricted Subsidiary in good faith;

(5)            Liens of, or to secure performance of, leases, other than capital leases;

(6)            any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

(7)            any Lien upon property or assets acquired or sold by an Issuer or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

(8)            any Lien incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(9)            any Lien in favor of an Issuer or any Restricted Subsidiary;

(10)          any Lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by an Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such Lien;

(11)           any Lien securing industrial development, pollution control or similar revenue bonds;

(12)           any Lien securing Debt of an Issuer or any Restricted Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrently with the funding thereof (and for purposes of determining such “substantial concurrence,” taking into consideration, among other things, required notices to be given to Holders of Outstanding Debt Securities (including the Notes) in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all Outstanding Debt Securities (including the Notes), including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by the Issuers or any Restricted Subsidiary in connection therewith;

(13)           Liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute;

(14)           any Lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations;

(15)           any Lien or privilege vested in any grantor, lessor or licensor or permittor for rent or other charges due or for any other obligations or acts to be performed, the payment of which rent or other charges or performance of which other obligations or acts is required under leases, easements, rights-of-way, licenses, franchises, privileges, grants or permits, so long as payment of such rent or the performance of such other obligations or acts is not delinquent or the requirement for such payment or performance is being contested in good faith by appropriate proceedings;

(16)           easements, exceptions or reservations in any property of the Partnership or any of the Restricted Subsidiaries granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of its business or the business of the Partnership and its Subsidiaries, taken as a whole;

(17)           Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of the Partnership’s or any Restricted Subsidiary’s business that are customary in the business of marketing, transportation and terminalling of crude oil and/or marketing of liquefied petroleum gas; or

(18)           any obligations or duties to any municipality or public authority with respect to any lease, easement, right-of-way, license, franchise, privilege, permit or grant.

“Principal Property” means, whether owned or leased on the Issue Date or thereafter acquired: (1) any of the pipeline assets of the Partnership or the pipeline assets of any Subsidiary of the Partnership, including any related facilities employed in the transportation, distribution, terminalling, gathering, treating, processing, marketing or storage of crude oil or refined petroleum products, natural gas, natural gas liquids, fuel additives or petrochemicals, and (2) any processing or manufacturing plant or terminal owned or leased by the Partnership or any Subsidiary of the Partnership; except, in the case of either clause (1) or (2), (a) any such assets consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles, and (b) any such assets, plant or terminal which, in the good faith opinion of the Board of Directors, is not material in relation to the activities of the Partnership or the activities of the Partnership and its Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary of the Partnership owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“Sale-leaseback Transaction” means the sale or transfer by an Issuer or any Subsidiary of the Partnership of any Principal Property to a Person (other than an Issuer or a Subsidiary of the Partnership) and the taking back by an Issuer or any Subsidiary of the Partnership, as the case may be, of a lease of such Principal Property.

“Subsidiary” means, with respect to any Person: (1) any other Person of which more than 50% of the total voting power of shares or other Capital Interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees (or equivalent persons) thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; or (2) in the case of a partnership, more than 50% of the partners’ Capital Interests, considering all partners’ Capital Interests as a single class, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Subsidiary Guarantors” means:

(1)            any Subsidiary of the Partnership that executes a supplemental Indenture to provide a Guarantee in accordance with the provisions of the Indenture; and

(2)            its successors and assigns.

Section 2.02.          Other Definitions.

Term	Defined in Section

“Additional Notes”	3.02
“Covenant Defeasance”	8.03
“Event of Default”	7.01
“Legal Defeasance”	8.02
“Note Obligations”	9.01
“Payment Default”	7.01
“Required Filing Dates”	5.04
“Successor Company”	6.01

ARTICLE III
THE NOTES

Section 3.01.           Form. The Notes shall be issued initially in the form of one or more Global Securities. The Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuers and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02.           Issuance of Additional Notes. The Issuers may, from time to time, issue an unlimited amount of additional Notes (“Additional Notes”) under the Indenture, which shall be issued in the same form as the Notes issued on the Issue Date and which shall have identical terms as the Notes issued on the Issue Date other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date. The Notes issued on the Issue Date shall be limited in aggregate principal amount to $650,000,000. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single series for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

Section 3.03.          Global Security Legend. Each of the Global Securities shall bear a legend in substantially the following form:

THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE ORIGINAL INDENTURE, (B) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15 OF THE ORIGINAL INDENTURE, (C) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE ORIGINAL INDENTURE AND (D) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

ARTICLE IV
REDEMPTION AND PREPAYMENT

Section 4.01.          Optional Redemption.

(a)            At their option at any time prior to maturity, the Issuers may choose to redeem all or any portion of the Notes, at once or from time to time.

(b)            To redeem the Notes, the Issuers must pay a redemption price in an amount determined in accordance with the provisions of paragraph number 5 of the form of Note in Exhibit A hereto, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)            Any redemption pursuant to this Section 4.01 shall otherwise be made pursuant to the provisions of Sections 3.01 through 3.03 of the Original Indenture and paragraph number 6 of the form of Note in Exhibit A hereto. The actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to each redemption date.

ARTICLE V
COVENANTS

Section 5.01.          Compliance Certificate.

(a)            In lieu of the Officers’ Certificate required by Section 4.05 of the Original Indenture, the Issuers and Subsidiary Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Partnership and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom shall be the principal executive, financial or accounting officer of each Issuer and Subsidiary Guarantor) with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under the Indenture, and further stating, as to each such person signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in the Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b)            The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within five days upon any officer of an Issuer becoming aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 5.02.          Limitations on Liens. The Issuers will not, nor will they permit any Subsidiary of the Partnership to, create, assume, incur or suffer to exist any Lien upon any Principal Property or upon any Capital Interests of any Restricted Subsidiary, whether owned or leased on the Issue Date or thereafter acquired, to secure any Debt of an Issuer or any other Person (other than Debt Securities), without in any such case making effective provision whereby all of the Notes shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. This restriction shall not apply to:

(a)            Permitted Liens;

(b)            any Lien upon any property or assets created at the time of acquisition of such property or assets by an Issuer or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(c)            any Lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(d)           any Lien upon any property or assets existing thereon at the time of the acquisition thereof by an Issuer or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by an Issuer or any Restricted Subsidiary); provided, however, that such Lien only encumbers the property or assets so acquired;

(e)            any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise; provided, however, that such Lien only encumbers the property or assets of such Person at the time such Person becomes a Restricted Subsidiary;

(f)            any Lien upon any property or assets of an Issuer or any Restricted Subsidiary in existence on December 10, 2003 or provided for pursuant to agreements existing on December 10, 2003;

(g)            Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which an Issuer or the applicable Restricted Subsidiary, as the case may be, has not exhausted its appellate rights;

(h)           any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements) of Liens, in whole or in part, referred to in clauses (a) through (g), inclusive, of this Section 5.02; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of the Issuers and the Restricted Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

(i)             any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Debt of an Issuer or any Restricted Subsidiary.

Notwithstanding the foregoing provisions of this Section 5.02, the Issuers may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property or Capital Interests of a Restricted Subsidiary to secure Debt of an Issuer or any Person (other than Debt Securities) that is not excepted by clauses (a) through (i), inclusive, of this Section 5.02 without securing the Notes, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all other Liens not excepted by clauses (a) through (i), inclusive, of this Section 5.02, together with all Attributable Indebtedness from Sale-leaseback Transactions (excluding Sale-leaseback Transactions permitted by clauses (a) through (d), inclusive, of Section 5.03), does not exceed 15% of Consolidated Net Tangible Assets.

Section 5.03.          Restriction of Sale-leaseback Transactions. The Issuers will not, and will not permit any Subsidiary of the Partnership to, engage in a Sale-leaseback Transaction, unless:

(a)           such Sale-leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(b)           the Sale-leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(c)           the Attributable Indebtedness from that Sale-leaseback Transaction is an amount equal to or less than the amount the Issuers or such Subsidiary would be allowed to incur as Debt secured by a Lien on the Principal Property subject thereto without equally and ratably securing the Notes under Section 5.02; or

(d)            the Issuers or such Subsidiary, within a one-year period after such Sale-leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-leaseback Transaction to (A) the prepayment, repayment, redemption, reduction or retirement of any Pari Passu Debt of an Issuer or any Subsidiary of the Partnership, or (B) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Partnership or its Subsidiaries.

Notwithstanding the foregoing provisions of this Section 5.03, the Issuers may, and may permit any Subsidiary of the Partnership to, effect any Sale-leaseback Transaction that is not excepted by clauses (a) through (d), inclusive, of this Section 5.03, provided that the Attributable Indebtedness from such Sale-leaseback Transaction, together with the aggregate principal amount of then outstanding Debt (other than Debt Securities) secured by Liens upon Principal Properties not excepted by clauses (a) through (i), inclusive, of Section 5.02, does not exceed 15% of Consolidated Net Tangible Assets.

Section 5.04.          SEC Reports; Financial Statements.

(a)            Whether or not the Partnership is then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall electronically file with the Commission, so long as the Notes are Outstanding, the annual, quarterly and other periodic reports that the Partnership is required to file (or would otherwise be required to file) with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act, and such documents shall be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Partnership is required to file (or would otherwise be required to file) such documents, unless, in each case, such filings are not then permitted by the Commission.

(b)            If such filings are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuers shall provide the Trustee with, and the Trustee will mail to any Holder of Notes requesting in writing to the Trustee copies of, such annual, quarterly and other periodic reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after the respective Required Filing Dates.

(c)            [Intentionally omitted.]

(d)            The Partnership shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders of Notes under clause (b) of this Section 5.04.

(e)            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.05.          Subsidiary Guarantees. If any Subsidiary (or its successor) of the Partnership that is not then a Subsidiary Guarantor guarantees Debt of either of the Issuers, in either case after the Issue Date, then the Partnership shall cause such Subsidiary (or successor) to execute and deliver a supplemental Indenture providing for the guarantee of the payment of the Notes pursuant to Article IX hereof.

ARTICLE VI
SUCCESSORS

With respect to the Notes, the provisions of this Article VI shall preempt the provisions of Article X of the Original Indenture in their entirety.

Section 6.01.          Consolidation and Mergers of the Issuers. Neither Issuer shall consolidate or amalgamate with or merge with or into any Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to any Person, whether in a single transaction or a series of related transactions, except (1) with respect to the Partnership, in accordance with the provisions of the Partnership Agreement, and (2) unless: (a) either (i) such Issuer shall be the surviving Person in the case of a merger or (ii) the resulting, surviving or transferee Person if other than such Issuer (the “Successor Company”) shall be a partnership, limited liability company or corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia (provided that PAA Finance may not merge, amalgamate or consolidate with or into another Person other than a corporation satisfying such requirement for so long as the Partnership is not a corporation) and the Successor Company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance or observance of all the other obligations under the Indenture to be performed or observed by such Issuer; (b) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default would occur or be continuing; (c) if such Issuer is not the continuing Person, then each Subsidiary Guarantor, unless it has become the Successor Company, shall confirm that its Guarantee shall continue to apply to the obligations under the Notes and the Indenture; and (d) such Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition and such supplemental Indenture (if any) comply with this Section 6.01 and any other applicable provisions of the Indenture.

Section 6.02.          Rights and Duties of Successor. In case of any consolidation, amalgamation or merger where an Issuer is not the continuing Person, or disposition of all or substantially all of the assets of an Issuer in accordance with Section 6.01, the Successor Company shall succeed to and be substituted for such Issuer with the same effect as if it had been named herein as the respective party to the Indenture, and the predecessor entity shall be released from all liabilities and obligations under the Indenture and the Notes, except that no such release will occur in the case of a lease of all or substantially all of an Issuer’s assets. In case of any such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE VII
DEFAULTS AND REMEDIES

Section 7.01.          Events of Default. With respect to the Notes, the provisions of this Section 7.01 shall preempt the provisions of the first and final paragraphs of Section 6.01 of the Original Indenture in their entirety.

(a)            An “Event of Default” occurs if:

 (i)           the Issuers default for 60 days in the payment when due of interest on the Notes;

 (ii)          the Issuers default in the payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise;

 (iii)         failure by an Issuer or any Subsidiary Guarantor for 90 days after receipt of notice by the Issuers from the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the Notes then Outstanding to comply with any other term, covenant or warranty in the Indenture or the Notes (provided that notice need not be given, and an Event of Default shall occur, 90 days after any breach of the provisions of Section 6.01 hereof);

 (iv)         default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of an Issuer or any of the Partnership’s Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries), whether such Debt or guarantee now exists or is created after the Issue Date, if that default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt (a “Payment Default”) or (B) results in the acceleration of the maturity of such Debt to a date prior to its originally stated maturity, and, in each case described in clause (A) or (B), the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more; provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Debt is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

 (v)         except as permitted by the Indenture, any Guarantee shall cease for any reason to be in full force and effect (except as otherwise provided in the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or its Guarantee;

 (vi)        an Issuer or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences a voluntary case,

(B)            consents to the entry of an order for relief against it in an involuntary case,

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)            makes a general assignment for the benefit of its creditors, or

(E)            generally is not paying its debts as they become due; or

 (vii)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against an Issuer or any Subsidiary Guarantor in an involuntary case;

(B)            appoints a custodian of an Issuer or any Subsidiary Guarantor or for all or substantially all of the property of an Issuer or any Subsidiary Guarantor; or

(C)            orders the liquidation of an Issuer or any Subsidiary Guarantor;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)            In the case of an Event of Default arising from Section 7.01(a)(vi) or 7.01(a)(vii) hereof involving an Issuer (and, for the avoidance of doubt, excluding any such Event of Default that involves only one or more Subsidiary Guarantors), the principal amount of all Outstanding Notes and interest thereon shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare the principal amount of all the Notes and interest thereon to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by the Holders) and upon any such declaration such principal amount and interest thereon shall be due and payable immediately.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.           Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at the option of the Boards of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article VIII.

Section 8.02.           Legal Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that each of the Issuers shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and the Indenture, and each of the Subsidiary Guarantors shall be deemed to have discharged its obligations under its Guarantee (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium on, if any, and interest on such Notes when such payments are due,

(b)            the Issuers’ obligations with respect to such Notes under Sections 2.07, 2.08, 2.09 and 4.02 of the Original Indenture,

(c)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith,

(d)            this Article VIII, and

(e)            the Issuers’ rights of optional redemption under Section 4.01 hereof.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03.          Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 5.02, 5.03, 5.04 and 5.05 hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of the Indenture, the Guarantees and such Notes shall be unaffected thereby.

Section 8.04.          Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)            the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium on, if any, and interest on the Outstanding Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)            in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt all or a portion of the proceeds of which shall be applied to such deposit) or (ii) insofar as Section 7.01(a)(vi) or 7.01(a)(vii) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the Notes and the Indenture) to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries is bound;

(f)            the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g)            the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

(h)            the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.           Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any paying agent (including an Issuer acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.          Repayment to Issuers. Any money deposited with the Trustee or any paying agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (U.S. edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07.          Reinstatement. If the Trustee or paying agent is unable to apply any Dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under the Indenture and the Notes and the Subsidiary Guarantors’ obligations under the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE IX
SUBSIDIARY GUARANTEES

Section 9.01.          Subsidiary Guarantees. (a)  Each Subsidiary Guarantor hereby jointly and severally unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal, premium, if any, and interest with respect to, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture (including obligations to the Trustee) and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Note Obligations”). Each Subsidiary Guarantor further agrees that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article IX notwithstanding any extension or renewal of any Note Obligation.

(b)            Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Note Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default or Event of Default under the Notes or the Note Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Note Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Note Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 9.02 hereof.

(c)            Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Note Obligations.

(d)            The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason other than indefeasible payment in full of the Note Obligations, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Note Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(e)            Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, or interest with respect to any Note Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of either of the Issuers or otherwise.

(f)            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal, premium, if any, or interest with respect to any Note Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Note Obligation, each Subsidiary Guarantor hereby promises to and shall forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Note Obligations, (ii) accrued and unpaid interest on such Note Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Note Obligations of the Issuers to the Holders and the Trustee.

(g)           Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Note Obligations guaranteed hereby until payment in full of all Note Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of any Subsidiary Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VII hereof, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 9.01.

(h)           Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 9.01.

Section 9.02.          Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Note Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of its obligations under its Guarantee, can be hereby guaranteed without rendering the Indenture, as it relates to any Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

Section 9.03.          Successors and Assigns. This Article IX shall be binding upon each Subsidiary Guarantor and, except as provided in Section 9.07, its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

Section 9.04.          No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article IX shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article IX at law, in equity, by statute or otherwise.

Section 9.05.          Modification. No modification, amendment or waiver of any provision of this Article IX, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 9.06.          Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 5.05 hereof shall promptly execute and deliver to the Trustee a supplemental Indenture in substantially the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article IX and shall guarantee the Note Obligations. Concurrently with the execution and delivery of such supplemental Indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental Indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

Section 9.07.          Release of Guarantee. Provided that no Default shall have occurred and shall be continuing under the Indenture, the Guarantee of a Subsidiary Guarantor under this Article IX shall terminate and be of no further force and effect, and such Subsidiary Guarantor shall be released from the Indenture and all Note Obligations, upon the following events:

(a)            upon any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger, consolidation or otherwise) to any Person that is not an Affiliate of either of the Issuers (provided such sale or other disposition is not prohibited by the Indenture);

(b)            upon any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor, to any Person that is not an Affiliate of either of the Issuers; or

(c)            following the release or discharge of all guarantees by such Subsidiary Guarantor of any Debt of the Issuers (other than any Debt Securities), upon delivery by the Issuers to the Trustee of a written notice of such release or discharge from the guarantees.

ARTICLE X
MISCELLANEOUS

Section 10.01.        Additional Amendments. With respect to the Notes, references to (A) “Section 6.01” in the Original Indenture shall be deemed to be references to “Section 7.01” of this Supplemental Indenture; (B) “Section 11.02” in the Original Indenture shall be deemed to be references to “Section 8.06” of this Supplemental Indenture; (C) “Section 6.01(g) or (h)” in the Original Indenture shall be deemed to be references to “Section 7.01(a)(vi) or (a)(vii)” of this Supplemental Indenture; and (D) “Article X” in the Original Indenture shall be deemed to be references to “Article VI” of this Supplemental Indenture.

Section 10.02.        Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 10.03.        Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 10.04.        Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 10.05.        Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.06.        Recitals; Trustee Makes No Representation; Trustee’s Rights and Duties. The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be liable in connection therewith. The rights and duties of the Trustee shall be determined by the express provisions of the Original Indenture, and nothing in this Supplemental Indenture shall in any way modify or otherwise affect the Trustee’s rights and duties thereunder.

[Signatures on following pages]

SIGNATURES

ISSUERS:

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC
its General Partner

By:	Plains AAP, L.P.
its Sole Member

By:	Plains All American GP LLC
its General Partner

By:	/s/ Sharon Spurlin
Name:	Sharon Spurlin
Title:	Senior Vice President and Treasurer

PAA FINANCE CORP.

By:	/s/ Sharon Spurlin
Name:	Sharon Spurlin
Title:	Senior Vice President and Treasurer

Signature Page to Thirty-Third Supplemental Indenture

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

Signature Page to Thirty-Third Supplemental Indenture

EXHIBIT A

(Form of Face of Note)

CUSIP 72650R BP6	No. __
ISIN US72650RBP64	$__________

PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.

5.700% Senior Notes due 2034

Plains All American Pipeline, L.P., a Delaware limited partnership, and PAA Finance Corp., a Delaware corporation, jointly and severally promise to pay to __________, or registered assigns, the principal sum of _______________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]1 on September 15, 2034.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its General Partner
By:	Plains AAP, L.P., its Sole Member
By:	Plains All American GP LLC, its General Partner

By:
Name:
Title:

PAA FINANCE CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

Dated:

1 To be included only if the Note is issued in global form.

(Form of Back of Note)

5.700% Senior Notes due 2034

[THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE ORIGINAL INDENTURE, (B) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15 OF THE ORIGINAL INDENTURE, (C) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE ORIGINAL INDENTURE AND (D) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.]2

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            Interest. Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), and PAA Finance Corp., a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 5.700% per annum from June 27, 2024 until maturity. The Issuers shall pay interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be March 15, 2025. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.            Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Original Indenture with respect to defaulted interest, and the Issuers shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the Stated Maturity thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose within or without The City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, each Global Security and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

2 To be included only if the Note is issued in global form.

3.             Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as paying agent and Registrar.  The Issuers may change any paying agent or Registrar without notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.

4.             Indenture. The Issuers issued the Notes under an Indenture dated as of September 25, 2002 (the “Original Indenture”), as supplemented by the Thirty-Third Supplemental Indenture dated as of June 27, 2024 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are joint and several obligations of the Issuers initially in aggregate principal amount of $650 million. The Issuers may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) as the initial Notes) for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. To secure the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Note Obligations under the Indenture and the Notes on a senior basis pursuant to the terms of the Indenture.

5.             Optional Redemption.

(a)            At their option at any time prior to maturity, the Issuers may choose to redeem all or any portion of the Notes at once or from time to time.

(b)           To redeem the Notes before the Par Call Date (as defined below), the Issuers must pay a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)           To redeem the Notes on or after the Par Call Date, the Issuers must pay a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

For purposes of determining any redemption price, the following definitions shall apply:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (a) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (b) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (c) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Par Call Date” means June 15, 2034 (three months prior to the maturity date).

6.             Notice of Redemption; Selection of Notes. Notice of redemption shall be mailed at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Unless the Issuers default in payment of the redemption price, on and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption. Notwithstanding anything to the contrary in the Original Indenture, if less than all the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof (in multiples of $1,000) to be redeemed (i) if the Notes are listed on an exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not listed on an exchange or such exchange has no selection requirements, on a pro rata basis, by lot or, if the Notes are in the form of one or more Global Securities, by such method as the Depositary shall require.

7.             Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or repurchase, except for the unredeemed or unrepurchased portion of any Note being redeemed or repurchased in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased or during the period between a record date and the corresponding Interest Payment Date.

8.             Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

9.             Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Original Indenture (as amended by the Supplemental Indenture).

10.           Defaults and Remedies. Events of Default with respect to the Notes include: (i) default for 60 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, (iii) failure by an Issuer or any Subsidiary Guarantor for 90 days after notice to comply with any of the other agreements in the Indenture (provided that notice need not be given, and an Event of Default shall occur, 90 days after any breach of the provisions of Section 6.01 of the Supplemental Indenture); (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of an Issuer or any of the Partnership’s Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries), whether such Debt or guarantee now exists or is created after the Issue Date, if that default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt (a “Payment Default”) or (b) results in the acceleration of the maturity of such Debt to a date prior to its original stated maturity, and, in each case described in clause (a) or (b), the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more, subject to the proviso set forth in Section 7.01(a)(iv) of the Supplemental Indenture; (v) except as permitted by the Indenture, any Guarantee shall cease for any reason to be in full force and effect (except as otherwise provided in the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or its Guarantee and (vi) certain events of bankruptcy or insolvency with respect to an Issuer or any of the Subsidiary Guarantors. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving an Issuer, but not any Subsidiary Guarantor, all Outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the board of directors, an executive committee of the board of directors or trust committee of Responsible Officers of the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in aggregate principal amount of the Notes then Outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on the Notes or any other Default specified in Section 6.06 of the Original Indenture. The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

11.           Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

12.           No Recourse Against Others. The General Partner and its directors, officers, employees and members (in their capacities as such) shall not have any liability for any obligations of the Issuers under the Notes. In addition, the Managing General Partner and its directors, officers, employees and members shall not have any liability for any obligations of the Issuers under the Notes. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

13.           Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.          CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600

Houston, Texas 77002

Attention: Investor Relations

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE3

The original principal amount of this Global Note is $                  . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

3 To be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ___________________, among Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), PAA Finance Corp., a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”), ________________________ (the “Subsidiary Guarantor”), a direct or indirect subsidiary of Plains All American Pipeline, L.P. (or its successor), a Delaware limited partnership (the “Partnership”), and U.S. Bank Trust Company, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of September 25, 2002, as supplemented by the Thirty-Third Supplemental Indenture (the “Thirty-Third Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of June 27, 2034, among the Issuers and the Trustee, providing for the issuance of the Issuers’ 5.700% Senior Notes due 2034 (the “Notes”);

WHEREAS, Section 5.05 of the Thirty-Third Supplemental Indenture provides that under certain circumstances the Partnership is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Issuers’ obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Definitions.

(a)           Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)           For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

B-1

2.            Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors under the Indenture, if any, to guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article IX of the Thirty-Third Supplemental Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.            GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A NEW YORK CONTRACT, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.            Recitals; Trustee Makes No Representation; Trustee’s Rights and Duties. The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be liable in connection therewith. The rights and duties of the Trustee shall be determined by the express provisions of the Original Indenture, and nothing in this Supplemental Indenture shall in any way modify or otherwise affect the Trustee’s rights and duties thereunder.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its General Partner

By:	Plains AAP, L.P., its Sole Member

By:	Plains All American GP LLC, its General Partner

By:
Name:
Title:

PAA FINANCE CORP.

By:
Name:
Title:

[SUBSIDIARY GUARANTOR],

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Name:
Title:

B-3